                                                     Exhibit (23)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 26, 1996, on Commonwealth Edison Company and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1995 (Report), included in Commonwealth Edison Company's Current Report on Form 8-K dated January 26, 1996, to the inclusion in this Form 10-K of our report dated January 26, 1996, on the supplemental schedule of Commonwealth Edison Company as of and for the year ended December 31, 1995, and to the incorporation of such reports into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust). We also consent to the application of our Report, incorporated by reference in this Form 10-K, to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1995, 1994 and 1993 appearing in Exhibit 99 of Unicom Corporation's Current Report on Form 8-K dated January 26, 1996.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
March 28, 1996